    As filed with the Securities and Exchange Commission on October 22, 2001
                                                           Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                             42-1520346
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

             711 HIGH STREET                                        50392
             DES MOINES, IOWA                                     (Zip Code)
 (Address of principal executive offices)



                    THE PRINCIPAL SELECT SAVINGS EXCESS PLAN
       NONQUALIFIED DEFINED CONTRIBUTION PLAN FOR DESIGNATED PARTICIPANTS
             THE PRINCIPAL SELECT SAVINGS PLAN FOR INDIVIDUAL FIELD
                 THE PRINCIPAL SELECT SAVINGS PLAN FOR EMPLOYEES
                            (Full title of the plans)


                              KAREN E. SHAFF, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         PRINCIPAL FINANCIAL GROUP, INC.
                                 711 HIGH STREET
                             DES MOINES, IOWA 50392
                     (Name and address of agent for service)

                                 (515) 247-5111
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
    Title of securities        Amount to be        Proposed maximum           Proposed maximum           Amount of
     to be registered           registered     offering price per share   aggregate offering price   registration fee
------------------------------------------------------------------------------------------------------------------------
   Deferred Compensation       $14,000,000               100%                 $14,000,000 (5)             $3,500
      Obligations (1)
------------------------------------------------------------------------------------------------------------------------
       Common Stock,            5,000,000
   $.01 par value(2)(3)           shares                 (4)                  $100,000,000 (6)            $25,000
========================================================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of Principal Financial Group, Inc. to pay deferred compensation in the future in accordance with the terms and conditions of The Principal Select Savings Excess Plan and the Nonqualified Defined Contribution Plan for Designated Participants. The Deferred Compensation Obligations being registered represent the maximum amount of compensation deferrals which, it is anticipated, may be made by participants in those plans during the approximate 36-month period following the initial offering date under this Registration Statement.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding common shares of Principal Financial Group, Inc.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to The Principal Select Savings Plan for Individual Field and The Principal Select Savings Plan for Employees.

(4)  Not applicable.

(5) Computed pursuant to Rule 457(h) under the Securities Act of 1933, solely for the purpose of determining the registration fee.

(6) Computed pursuant to Rule 457(h) under the Securities Act of 1933, solely for the purpose of determining the registration fee, based on an assumed price of $20 per share, which is the maximum of the proposed range of offering prices with respect to Principal Financial Group, Inc.'s initial public offering of common stock pursuant to Amendment No. 4 to the Registration Statement on Form S-1, file number 333-62558, as filed with the Securities and Exchange Commission on October 22, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         As permitted by Part I of Form S-8, this Registration Statement omits the information specified in Part I. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following document filed by Principal Financial Group, Inc. is hereby incorporated by reference in this Registration Statement:

         - Amendment No. 4 to Principal Financial Group, Inc.'s Registration Statement on Form S-1, file number 333-62558, and related Prospectus, as filed with the Securities and Exchange Commission on October 22, 2001. Information relating to the common stock of Principal Financial Group, Inc. is set forth under the caption "Description of Capital Stock and Change of Control Related Provisions" in the Registration Statement on Form S-1.

         All documents subsequently filed by Principal Financial Group, Inc. or any of the plans covered by this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Principal Select Savings Excess Plan and the Nonqualified Defined Contribution Plan for Designated Participants (the "Excess Plans") will provide a select group of management and highly compensated employees of Principal Financial Group, Inc. and/or certain of its subsidiaries with the opportunity to elect to defer a specified percentage of their future cash compensation. The Deferred Compensation Obligations (the "Obligations") of Principal Financial Group, Inc. (hereinafter in this Item 4, the "Obligor") under the Excess Plans will be unsecured general obligations of the Obligor to pay the compensation deferred in accordance with the terms of the Excess Plans, and will rank equally with other unsecured and unsubordinated indebtedness of the Obligor outstanding from time to time, payable from the general assets of the Obligor. Because the Obligor has subsidiary companies, the right of the Obligor, and hence the right of creditors of the Obligor (including participants in the Excess Plans), to participate in a distribution of the assets of a subsidiary upon its liquidation or reorganization or otherwise necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Obligor itself as a creditor may be recognized.

         The amount of compensation to be deferred by each participant (the "Deferral Account") will be determined in accordance with the Excess Plans based on elections by the participant. Each Deferral Account generally will be payable upon termination of employment or on a date selected by the participant in accordance with the terms of the Excess Plans. The Deferral Account will be indexed to one or more investment indices (which, among others, may include an index that tracks the market performance of the Obligor's common stock) chosen by each participant from a list of such investment indices. Each Deferral Account will be adjusted to reflect the investment experience of the selected investment index or indices, including any appreciation or depreciation. The Obligations will be denominated and payable in United States dollars.

         Benefits under the Excess Plans are generally not subject to assignment, transfer, pledge or other encumbrance or attachment other than by a written designation of a beneficiary under the Excess Plans or by operation of law. A participant may designate persons or entities to receive any balance in his/her Deferral Account, payable in the event of death.

         The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participant, at the option of the Obligor, or through operation of a mandatory or optional sinking fund or analogous provision. The Obligor reserves the right to amend or terminate the Excess Plans at any time.

         The Obligations are not convertible into another security of the Obligor. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Obligor.

         Amounts deferred under the Excess Plans may be deposited in an irrevocable grantor trust, in which case such amounts, together with earnings thereon, are held separate and apart from other funds of the Obligor and are to be used exclusively for the purpose of making distributions under the Excess Plans to Excess Plan participants, as beneficiaries of the trust. However, a beneficiary of the trust has no preferred claim on any assets of the trust prior to the time such assets are paid to such beneficiary as excess benefits, and all rights created under the Excess Plans and the trust agreement are mere unsecured contractual rights of such beneficiary. If the Obligor is insolvent (as defined in the trust agreement), the trustee must discontinue payments of distributions under the Excess Plans, and the trust assets become subject to the claims of the Obligor's general creditors.

         The Obligor's common stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The directors and officers of Principal Financial Group, Inc. may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and the company's certificate of incorporation and by-laws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and the company's certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

         If the person involved is not a director or officer of Principal Financial Group, Inc., the board of directors may cause the company to indemnify, to the same extent allowed for the company's directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was an employee or agent of the company, or is or was serving at the company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         The company has policies in force and effect to insure its directors and officers against such losses that they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 8. The company hereby undertakes, with respect to any plan described herein that is or is to be qualified under
Section 401 of the Internal Revenue Code, that it has submitted or will submit such plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all necessary changes required by the Internal Revenue Service in order to qualify such plan.

ITEM 9.  UNDERTAKINGS

         (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Subsequent Exchange Act Documents. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on October 22, 2001.

                                                 PRINCIPAL FINANCIAL GROUP, INC.



                                                 By   /s/ J. Barry Griswell
                                                   -----------------------------
                                                   J. Barry Griswell
                                                   President and Chief Executive
                                                   Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.


              Signature                                   Title                                 Date


         /s/ David J. Drury                   Chairman of the Board,                       October 22, 2001
-------------------------------------         Chairman and Director
           David J. Drury



         /s/ J. Barry Griswell                President and Chief Executive                October 22, 2001
-------------------------------------         Officer and Director (principal
          J. Barry Griswell                   executive officer)



        /s/ Michael H. Gersie                 Executive Vice President and                 October 22, 2001
-------------------------------------         Chief Financial Officer
          Michael H. Gersie                   (principal financial officer and
                                              principal accounting officer)


                  *                                                                        October 22, 2001
-------------------------------------         Director
          Betsy H. Bernard


                  *                                                                        October 22, 2001
-------------------------------------         Director
        Jocelyn Carter-Miller


                  *                                                                        October 22, 2001
-------------------------------------         Director
            Daniel Gelatt


                  *                                                                        October 22, 2001
-------------------------------------         Director
          Sandra L. Helton


                  *                                                                        October 22, 2001
-------------------------------------         Director
         Charles S. Johnson




                  *                                 Director                       October 22, 2001
-------------------------------------------
         William T. Kerr


                  *                                 Director                       October 22, 2001
-------------------------------------------
               Lee Liu


                  *                                 Director                       October 22, 2001
-------------------------------------------
         Victor H. Lowenstein


                     *                              Director                       October 22, 2001
-------------------------------------------
             Richard D. Pearson


                     *                              Director                       October 22, 2001
-------------------------------------------
             Federico F. Pena


                     *                              Director                       October 22, 2001
-------------------------------------------
             Donald M. Stewart


                     *                              Director                       October 22, 2001
-------------------------------------------
           Elizabeth E. Tallett


*By: /s/ Michael H. Gersie
   ----------------------------------------
     Michael H. Gersie, Attorney-in-Fact

         The Principal Select Savings Plan for Individual Field. Pursuant to the requirements of the Securities Act of 1933, the Administrator of The Principal Select Savings Plan for Individual Field certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on October 22, 2001.

                                           THE PRINCIPAL SELECT SAVINGS
                                           PLAN FOR INDIVIDUAL FIELD

                                           By  PRINCIPAL LIFE INSURANCE COMPANY
                                               Plan Administrator


                                           By  /s/ Jim DeVries
                                              ----------------------------------
                                           Its Vice President - Human Resources
                                              ----------------------------------


         The Principal Select Savings Plan for Employees. Pursuant to the requirements of the Securities Act of 1933, the Administrator of The Principal Select Savings Plan for Employees certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on October 22, 2001.

                                           THE PRINCIPAL SELECT SAVINGS
                                           PLAN FOR EMPLOYEES

                                           By  PRINCIPAL LIFE INSURANCE COMPANY
                                               Plan Administrator


                                           By  /s/ Jim DeVries
                                              ----------------------------------
                                           Its Vice President - Human Resources
                                              ----------------------------------

                                INDEX TO EXHIBITS


                                                                                                             Method
   Exhibit                                       Description                                                of Filing
   -------                                       -----------                                                ---------
     4.1             Form of Certificate  for the Common Stock of Principal  Financial  Group,            Incorporated by
                     Inc. (1)..........................................................................   Reference

     4.2             Form of Stockholder Rights Agreement (2)..........................................   Incorporated by
                                                                                                          Reference

     5.1             Opinion of Debevoise & Plimpton as to the legality of the shares
                     being registered..................................................................   Electronic
                                                                                                          Transmission
    23.1             Consent  of  Debevoise &   Plimpton   (contained  in  Exhibit 5  to  this
                     Registration Statement)

    23.2             Consent of Ernst & Young LLP......................................................   Electronic
                                                                                                          Transmission

    24.1             Powers of Attorney (3)............................................................   Incorporated by
                                                                                                          Reference

    99.1             The Principal Select Savings Excess Plan (4)......................................   Incorporated by
                                                                                                          Reference

    99.2             Nonqualified Defined Contribution Plan for Designated Participants................   Electronic
                                                                                                          Transmission

    99.3             The Principal Select Savings Plan for Employees...................................   Electronic
                                                                                                          Transmission

    99.4             The Principal Select Savings Plan for Individual Field............................   Electronic
                                                                                                          Transmission

--------------------

(1) Incorporated herein by reference to Exhibit 4.1 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (File No. 333-62558).

(2) Incorporated by reference to Exhibit 4.2 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (File No. 333-62558).

(3) Incorporated by reference to Exhibit 24.1 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (File No. 333-62558).

(4) Incorporated by reference to Exhibit 10.5 to Principal Financial Group, Inc.'s Registration Statement on Form S-1 (File No. 333-62558).